EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO:  Dynamic Health Products, Inc.

                  We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated May 21, 2003, relating to the financial statements of Dynamic Health Products, Inc. and Subsidiaries appearing in the Dynamic Health Products, Inc. Annual Report on Form 10-KSB for the year ended March 31, 2003, filed with the Securities and Exchange Commission on June 30, 2003.



                                       /s/ Brimmer, Burek & Keelan LLP
                                       -----------------------------------------
                                       Brimmer, Burek & Keelan LLP
                                       Tampa, Florida

                                       January 23, 2004




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